                               THIRD AMENDMENT TO
                             INDUSTRIAL SPACE LEASE

         THIS THIRD AMENDMENT TO INDUSTRIAL SPACE LEASE is dated as of the ___ day of November, 1996 by and between CENTERPOINT PROPERTIES CORPORATION, a Maryland corporation (the "Landlord") and HALO INDUSTRIES, INC., an Illinois corporation doing business as HALO ADVERTISING SPECIALTIES (the "Tenant").

                                    RECITALS

         A. LaSalle National Trust, N.A., not personally but solely as Trustee under a certain Trust Agreement dated August 14,1990 and known as Trust No. 115722 ("Original Landlord") and Tenant entered into that certain Industrial Space Lease dated as of December 30, 1992 as modified by that certain Amendment to Industrial Space Lease dated May 1, 1995 and Second Amendment to Industrial Space Lease dated April ___, 1996 (said Lease and Amendments are herein collectively referred to as the "Lease") with respect to certain premises located in the building commonly known as 5990 West Touhy Avenue, Niles, Illinois as more particularly described in the Lease (the "Project"). All terms used herein, unless otherwise specified, shall have the meaning ascribed to them in the Lease. In the event of a conflict between the terms and conditions of the Lease and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail.

         B. Landlord is the successor in interest to Original Landlord's interest in the Lease.

         C. Tenant has requested and Landlord has agreed to expand the "demised premises" in order to include the space consisting of 48,125 square feet as depicted in EXHIBIT A attached hereto and by this reference made a part hereof (the "Expansion Premises"), all on the terms and conditions set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

         1. RECITALS. The Recitals are incorporated into this Amendment as if fully set forth in this Section 1.

         2. EXPANSION PREMISES. As of December 1, 1996 ("Effective Date"), Landlord shall lease to Tenant and tenant shall accept the Expansion Premises as part of the premises for the balance of the Term. After the Effective Date, the terms "premises" and "demised premises" as used in the Lease shall be deemed to include the Expansion Premises, provided, however, that the square foot area of the Expansion Premises shall not be included in the calculation of Rent Adjustments under the Lease. Rent Adjustments with respect to the Expansion Premises shall be determined in the manner set forth in Paragraph 4 below. Tenant hereby acknowledges and agrees the Expansion Premises shall be tendered to and accepted by Tenant in its "as-is" and "where is" condition.

         3. BASE RENT. All terms and conditions of the Lease shall be deemed to apply to the Expansion Premises except that Monthly Base Rental for the Expansion Premises shall be as follows:


                                                              MONTHLY                            MONTHLY
                                                              BASE RENTAL                        BASE RENTAL
                           PERIOD                       EXPANSION PREMISES                   ENTIRE PREMISES
                           ------                       ------------------                   ---------------
         December 1, 1996-September 30, 1997                  $12,632.81                         $55,235.17
         October 1, 1997-September 30, 1998                   $13,434.90                         $57,939.84
         October 1, 1998-September 30, 1999                   $14,036.46                         $61,278.69
         October 1, 1999-September 30, 2000                   $14,638.02                         $62,826.28
         October 1, 2000-September 30, 2001                   $15,079.17                         $65,673.57
         October 1, 2001-September 30, 2002                   $15,560.42                         $67,712.89
         October 1, 2002-September 30, 2003                   $16,041.67                         $69,755.26


         Total Base Rent shall be the sum of all Monthly Base Rental payable by Tenant under the terms of the Lease and this Amendment.

         4. ADDITIONAL RENT Commencing on the Effective Date and on the first day of each month thereafter until the earlier of (1) the Termination Date of the Lease; or (ii) the Expansion Termination Date as set forth in Paragraph 5 below, Tenant shall pay Landlord as an additional Rent Adjustment with respect to the Expansion Premises, without offset or deduction and in addition to the Base Rent set forth hereinabove, the amounts set forth below:

                  (a) The sum of $802.08 per month for the payment of Tenant's Proportion of Expenses with respect to the Expansion Premises;

                  (b) An amount equal to the sum of (i) $5,855.21 plus (ii) the amount by which Taxes for the Project exceed $1.46 per square foot area of the Project, multiplied by the square foot area of the Expansion Premises divided by twelve, which sum shall be deemed to be Tenant's Proportion of Taxes with respect to the Expansion Premises. By way of example only, in the event Taxes paid during calendar year 1998 for 1997 Taxes equal $1.50 per square foot area of the Project, Tenant shall pay to Landlord the sum of

                           $5,855.21 + {[($1.50 - $1.46) x 48,125]/12} =
                           $5,855.21 + {[$.04 x 48,125]/12} =
                           $5,855.21 + {$1,925/12} =
                           $5,855.21 + $160.42 = $6,015.63 per month

         Such amounts shall be payable by Tenant to Landlord in addition to any sums payable to Landlord as Rent Adjustments in the Lease for the balance of the premises.

         5. TERMINATION OPTION. Tenant shall have the option ("Termination Option") to terminate the Lease with respect to the Expansion Premises only upon the following terms and provisions:

                  (a) Tenant gives Landlord prior written notice ("Termination Notice") of Tenant's exercise of the Termination Option specifying an effective date for such termination ("Expansion Termination Date") as a date not less than nine (9) months subsequent to Landlord's receipt of the Termination Notice. The Termination Notice shall not be effective unless accompanied by a termination fee ("Termination Fee") in certified funds in the amount set forth below:


                  EXPANSION TERMINATION DATE                           TERMINATION FEE
                  --------------------------                           ---------------
                  December 1, 1996-September 30, 1997                   None
                  October 1, 1997-September 30, 1998                    $222,091.00
                  October 1, 1998-September 30, 1999                    $202,735.00
                  October 1, 1999-September 30, 2000                    $178,033.00
                  October 1, 2000-September 30, 2001                    $151,240.00
                  October 1. 2001-September 30, 2002                    $122,063.00
                  October 1, 2002-September 30, 2003                    $90,070.00


         The Termination Fee shall be earned by Landlord upon receipt and shall not be refundable under any circumstances.

                  (b) Tenant is not in default under the Lease either on the date Tenant delivers the Termination Notice of at any time prior to the Expansion Termination Date.

                  (c) The Termination Option herein granted shall automatically terminate upon the earliest to occur of (i) the expiration or termination of the Lease, (ii) the termination of Tenant's right to possession of the premises or the Expansion Premises, (iii) any assignment or subletting by Tenant, or (iv) the failure of Tenant to timely or properly exercise the Termination Option.

                  (d) Tenant shall remain obligated to perform each and every term, covenant, condition and agreement to be performed by Tenant under the Lease, including, without limitation, the obligation of the Tenant to pay all Rent and other payments which are the obligation of the Tenant under the Lease with respect to the Expansion Premises through and including the Expansion Termination Date. Tenant's exercise of the Termination Option shall in no manner affect Tenant's obligations under the Lease with respect to the remaining premises.

         6. NO OTHER MODIFICATION. The Lease is only modified as set forth herein and in all other respects remains in full force and effect.

         7. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         8. MODIFICATION. This Amendment may not be modified or amended except by written agreement executed by the parties hereto.

         9. GOVERNING LAW. The validity, meaning and effect of this Amendment shall be determined in accordance with the laws of the State of Illinois.

         10. COUNTERPARTS. This Amendment may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11. SEVERABILITY. Landlord and Tenant intend and believe that each provision in this Amendment comports with all applicable local, state and federal laws and judicial decisions. However, if any provision in this Amendment is found by a court of law to be in violation of any applicable ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such provision to be illegal, void or unenforceable as written, then such provision shall be given force to the fullest possible extent that the same is legal, valid and enforceable and the remainder of this Amendment shall be construed as if such provision was not contained therein.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

CENTERPOINT PROPERTIES                       HALO INDUSTRIES, INC., an
CORPORATION, a Maryland                      Illinois corporation
corporation

By                                           By:
  --------------------------------              -------------------------------
  Its:                                          Its:
      ----------------------------                  ---------------------------

By                                           By:
  --------------------------------              -------------------------------
  Its:                                          Its:
      ----------------------------                  ---------------------------






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